As filed with the Securities and Exchange Commission on January 2, 2019

Registration No. 333-225587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	47-1329858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(713) 871-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerry W. Powell, Esq.

Executive Vice President and General Counsel

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Telephone: (713) 871-4000

Facsimile: (713) 634-4930

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David E. Shapiro, Esq.

Mark F. Veblen, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.01 per share	30,000	N/A	N/A	(2)

(1)

Represents the maximum number of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Cadence Bancorporation, a Delaware corporation (the “Company” or “we”), issuable under outstanding warrants (collectively, the “State Bank Rollover Warrants”) held by current and former employees of State Bank Financial Corporation, a Georgia corporation (“State Bank”), to purchase shares of common stock, par value $0.01 per share, of State Bank, which State Bank Rollover Warrants were converted into warrants to purchase shares of Class A Common Stock (the “Cadence Warrants”) in connection with our acquisition of State Bank, which was consummated on January 1, 2019. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is also registering an indeterminate number of shares of Class A Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)

These shares of Class A Common Stock were registered under the Registration Statement on Form S-4 (File No. 333-225587) filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2018, as amended on July 20, 2018 and declared effective by the Commission on July 24, 2018. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Registration Statement on Form S-4.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Cadence Bancorporation, a Delaware corporation (the “Company” or “we”), hereby amends its Registration Statement on Form S-4 (File No. 333-225587) filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2018, as amended on July 20, 2018 and declared effective by the Commission on July 24, 2018 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3 relating to the shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”), issuable upon the future exercise of certain outstanding warrants (collectively, the “State Bank Rollover Warrants”) held by current and former employees of State Bank Financial Corporation, a Georgia corporation (“State Bank”), to purchase shares of common stock, par value $0.01 per share, of State Bank, which were converted into warrants to purchase shares of Class A Common Stock (the “Cadence Warrants”) in connection with our acquisition of State Bank Financial Corporation, a Georgia corporation (“State Bank”), which was consummated on January 1, 2019. All such shares of Class A Common Stock were previously registered on the Form S-4 but will be subject to issuance pursuant to this registration statement.

On January 1, 2019, pursuant to the Agreement and Plan of Merger, dated as of May 11, 2018, by and between the Company and State Bank, State Bank merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

At the effective time of the Merger, each outstanding State Bank Rollover Warrant was converted into a Cadence Warrant, with the number of underlying shares and per share strike price adjusted to reflect the Exchange Ratio (as defined in the Merger Agreement).

30,000 Shares

Class A Common Stock

This prospectus relates to an aggregate of up to 30,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Cadence Bancorporation (the “Company” or “we”), issuable upon the future exercise of certain outstanding warrants (collectively, the “State Bank Rollover Warrants”) held by current and former employees of State Bank Financial Corporation, a Georgia corporation (“State Bank”), to purchase shares of common stock, par value $0.01 per share, of State Bank, which were converted into warrants to purchase shares of Class A Common Stock (the “Cadence Warrants”) in connection with our acquisition of State Bank Financial Corporation, a Georgia corporation (“State Bank”), which was consummated on January 1, 2019, plus an indeterminate number of shares of Class A Common Stock that may be issued as a result of stock splits, stock dividends, recapitalizations or similar events as described in the warrant agreements governing the State Bank Rollover Warrants. All such shares of Class A Common Stock were previously registered on the Form S-4 but will be subject to issuance pursuant to this registration statement.

On January 1, 2019, pursuant to the Agreement and Plan of Merger, dated as of May 11, 2018, by and between the Company and State Bank, State Bank merged with and into the Company (the “Merger”), and the Company continued as the surviving corporation in the Merger.

At the effective time of the Merger, each outstanding State Bank Rollover Warrant was converted into a corresponding Cadence Warrant, with the number of underlying shares and per share strike price adjusted to reflect the Exchange Ratio (as defined in the Merger Agreement).

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CADE.” On December 31, 2018, the last reported sale price of our Class A Common Stock on the NYSE was $16.78.

Investing in the Class A Common Stock involves risk. See “Risk Factors” beginning on page 8 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of our Class A Common Stock issuable in this offering will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is January 2, 2019.

ABOUT THIS PROSPECTUS

You should read carefully this prospectus in its entirety, together with additional information described under the heading “Where You Can Find More Information” in this prospectus.

If the information in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only for the purpose for which it has been prepared. We are offering to sell our Class A Common Stock, and seeking offers to buy our Class A Common Stock, only in jurisdictions where such offers and sales are permitted. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “Cadence” and “the Company” refer to Cadence Bancorporation, a Delaware corporation, and its consolidated subsidiaries after giving effect to the reorganization transactions that were completed in July 2015, pursuant to which Cadence Financial Corporation, a Mississippi corporation, was merged with and into Cadence Bancorporation, a Delaware corporation previously formed by Cadence Financial Corporation, with Cadence Bancorporation surviving the merger as a wholly owned subsidiary of Cadence Bancorp, LLC. For all periods prior to the completion of such reorganization transactions, these terms refer to Cadence Financial Corporation and its consolidated subsidiaries. All references in this prospectus to “Cadence Bank” or “the Bank” refer to Cadence Bank, National Association (N.A.), our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B non-voting common stock. All references in this prospectus to “State Bank” refer to State Bank Financial Corporation, a Georgia corporation, and all references in this prospectus to the “Merger” refer to the transaction contemplated in the Agreement and Plan of Merger by and between the Company and State Bank, dated as of May 11, 2018.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.cadencebancorporation.com. Information contained in or linked to our website is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is: http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed

•  Annual Report on Form 10-K filed on March 19, 2018, including portions incorporated therein by reference to our Definitive Proxy Statement and our Revised Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders, in each case filed with the SEC on March 30, 2018

For the year ended December 31, 2017

• Quarterly reports on Form 10-Q filed on May 15, 2018, August 13, 2018 and November 14, 2018	For the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 respectively

• Current Reports on Form 8-K	Filed on February 8, 2018, February 13, 2018, May 14, 2018, May 18, 2018, May 21, 2018, May 22, 2018 (Form 8-K/A), May 25, 2018, May 29, 2018, July 26, 2018, September 11, 2018, September 14, 2018, December 10, 2018, December 26, 2018 and January 2, 2019.

•  The section entitled “Description of Capital Stock of Cadence” from our Registration Statement on Form S-4, as amended (including any subsequently filed amendments and reports filed for the purpose of updating such description)

Filed on June 13, 2018 and amended on July 20, 2018

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(713) 871-4000

In addition, we maintain an Internet website, www.cadencebancorporation.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas;

•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•	lack of seasoning in our loan portfolio;

•	deteriorating asset quality and higher loan charge-offs;

•	the laws and regulations applicable to our business;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;

•	increased competition in the financial services industry, nationally, regionally or locally;

•	our ability to maintain our historical earnings trends;

•	our ability to raise additional capital to implement our business plan;

•	material weaknesses in our internal control over financial reporting;

•	the composition of our management team and our ability to attract and retain key personnel;

•	the fiscal position of the U.S. federal government and the soundness of other financial institutions;

•	our ability to monitor our lending relationships;

•	the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries;

•	the portion of our loan portfolio that is comprised of participations and shared national credits;

•	the amount of nonperforming and classified assets we hold;

•	time and effort necessary to resolve nonperforming assets;

•	our ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions;

•	environmental liability associated with our lending activities;

•	the geographic concentration of our markets in Texas and the southeast United States;

•	the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act, and their application by our regulators, and the impact if potential expected changes do not occur;

•	requirements to remediate adverse examination findings;

•	changes in the scope and cost of FDIC deposit insurance premiums;

•	implementation of regulatory initiatives regarding bank capital requirements that may require heightened capital;

•	the obligations associated with being a public company;

•	our success at managing the risks involved in the foregoing items;

•	our modeling estimates related to an increased interest rate environment;

•	our ability to achieve the cost savings and efficiencies in connection with branch closures;

•	our estimates as to our expected operational leverage and the expected additional loan capacity of our relationship managers;

•	the outcome of any legal proceedings that may be instituted against us;

•

the possibility that the anticipated benefits of the transaction with State Bank Financial Corporation are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company and State Bank Financial Corporation do business;

•

the possibility that the transaction with State Bank Financial Corporation and the integration of State Bank Financial Corporation may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	diversion of management’s attention from ongoing business operations and opportunities resulting from the transaction with State Bank Financial Corporation; and

•	our ability to complete the integration of State Bank Financial Corporation successfully.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to purchase Class A common stock in this offering. You should read this entire prospectus carefully, as well as the information to which we refer you and the information incorporated by reference herein, before deciding to purchase Class A common stock in this offering. You should pay special attention to the sections titled “Risk Factors,” in each of this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as well as our consolidated financial statements, and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is incorporated by reference in this prospectus, before making an investment decision.

Cadence Bancorporation

Cadence Bancorporation, headquartered in Houston, Texas, is a regional bank holding company with $11.8 billion in assets as of September 30, 2018, and the recently acquired State Bank franchise as of September 30, 2018 had assets of $4.9 billion. Cadence operates 98 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, personal and business insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs. The Cadence team of 1,800 associates is committed to exceeding customer expectations and helping their clients succeed financially.

We are focused on organic growth and expanding our position in our markets. Through our experienced and motivated team of commercial relationship managers and our integrated, client-centric approach to banking, we have successfully grown each of our businesses. We believe our franchise is positioned for continued growth as a result of (i) our attractive geographic footprint, (ii) our focus and ability to provide differentiated, customized service to a wide variety of industries and clients, (iii) our stable and cost efficient deposit funding base, (iv) our veteran board of directors, management team and relationship managers, (v) our capital position and (vi) our credit quality and risk management processes.

Our principal executive office is located at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, and our telephone number is (713) 871-4000. Our website address is www.cadencebancorporation.com. The information contained on our website is not a part of, nor incorporated by reference into, this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information”.

THE OFFERING

The following summary contains basic information about the Class A Common Stock offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in shares of the Class A Common Stock. For a more complete understanding of our common stock, you should read “Description of Capital Stock of Cadence” included in our Registration Statement on Form S-4 (File No. 333-225587), which is incorporated by reference herein.

Issuer	Cadence Bancorporation, a Delaware corporation.

Class A Common Stock offered	30,000 shares of Class A Common Stock.

Common stock to be outstanding after this offering	131,753,757 shares of Class A Common Stock and no shares of Class B non-voting common stock.

Use of proceeds	If all of the Cadence Warrants are exercised in full, we will issue approximately 30,000 shares of Class A Common Stock and will receive aggregate net proceeds of up to approximately $240,000. We have no plan for the application of any of these proceeds, if any, other than for general corporate purposes. We have no assurance that any of the Cadence Warrants will be exercised.

Dividends	On October 19, 2018, our board of directors declared a quarterly cash dividend in the amount of $0.15 per share of outstanding Class A Common Stock, representing an annualized dividend of $0.60 per share. The dividend was paid on December 17, 2018 to holders of record of our Class A Common Stock on December 3, 2018.

On May 13, 2018, in connection with announcing entry into the Merger Agreement with State Bank, we announced that we intend to further increase our quarterly cash dividend to $0.175 per share following closing of the Merger with State Bank.

Although we currently expect to continue to pay quarterly dividends, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. See “Dividend Policy.”

Listing	The Class A Common Stock is listed on the NYSE under the trading symbol “CADE.”

Risk factors	Investing in the Class A Common Stock involves risks. See “Risk Factors,” beginning on page 8 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of certain factors that you should carefully consider before making an investment decision.

Unless otherwise indicated, the information contained in this prospectus is as of the date set forth on the cover of this prospectus.

RISK FACTORS

An investment in shares of our Class A Common Stock involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our other reports we file from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks and the other information included or incorporated by reference into this prospectus before investing in our Class A Common Stock. The risks described in the documents incorporated by reference herein are not the only risks applicable to us or an investment in our Class A Common Stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

USE OF PROCEEDS

If all of the Cadence Warrants are exercised in full, we will issue approximately 30,000 shares of Class A Common Stock and will receive aggregate net proceeds of up to approximately $240,000. We have no plan for the application of any of these proceeds, if any, other than for general corporate purposes. We have no assurance that any of the Cadence Warrants will be exercised.

DIVIDEND POLICY

On October 19, 2018, our board of directors declared a quarterly cash dividend in the amount of $0.15 per share of outstanding Class A Common Stock, representing an annualized dividend of $0.60 per share. The dividend was paid on December 17, 2018 to holders of record of our Class A Common Stock on December 3, 2018.

On May 13, 2018, in connection with announcing entry into the Merger Agreement with State Bank, we also announced that we intend to further increase our quarterly cash dividend to $0.175 per share following closing of the Merger.

Although we expect to pay dividends according to our dividend policy, we may elect not to pay dividends. Any future determination relating to our dividend policy will be made by our board of directors and will depend on a number of factors, including: (1) our historical and projected financial condition, liquidity and results of operations, (2) our capital levels and needs, (3) tax considerations, (4) any acquisitions or potential acquisitions that we may examine, (5) statutory and regulatory prohibitions and other limitations, (6) the terms of any credit agreements or other borrowing arrangements that restrict our ability to pay cash dividends, (7) general economic conditions and (8) other factors deemed relevant by our board of directors. We are not obligated to pay dividends on our common stock and are subject to restrictions on paying dividends on our common stock.

As a Delaware corporation, we are subject to certain restrictions on dividends under the Delaware General Corporation Law, as amended (the “DGCL”). Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

In addition, we are subject to certain restrictions on the payment of cash dividends as a result of banking laws, regulations and policies.

Because we are a bank holding company and do not engage directly in business activities of a material nature, our ability to pay dividends to our stockholders depends, in large part, upon our receipt of dividends from the Bank, which is also subject to numerous limitations on the payment of dividends under federal and state banking laws, regulations and policies.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders who acquire such shares in this offering. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner therein generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who own or have owned (directly, indirectly or constructively) five percent or more of our common stock (by vote or value)). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares.

Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and the non-U.S. holder held, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as not a United States person or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a “United States person” for U.S. federal income tax purposes;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business;

information reporting will apply unless the broker has documentary evidence in its files that the owner is not a United States person and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a “United States person” for U.S. federal income tax purposes.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exceptions. Under FATCA, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners or meets other exceptions. Foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our common stock to foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our common stock) that fail to satisfy the above requirements. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the shares of Class A Common Stock that are issuable upon the exercise of certain warrants held by current and former employees of State Bank that converted into warrants to purchase shares of Class A Common Stock (the “Cadence Warrants”) in connection with our acquisition of State Bank. We are offering these shares of Class A Common Stock directly to the holders of these warrants according to the terms of the underlying warrant agreements. We are not using an underwriter in connection with this offering. These shares of Class A Common Stock will be listed for trading on the NYSE.

In order to facilitate the exercise of any such warrants, we will furnish, at our expense, such reasonable number of copies of this prospectus to each current or former employee holding such a warrant as such holder may request, together with instructions that copies be delivered to the beneficial owners of such warrants.

VALIDITY OF CLASS A COMMON STOCK

The validity of the securities offered in this offering and other certain legal matters in connection with this offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements of Cadence Bancorporation at December 31, 2017 and December 31, 2016, and for each of the years then ended, incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, and for the year ended December 31, 2015, by KPMG LLP, independent registered public accounting firm, as set forth in their respective reports thereon appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated in this prospectus by reference, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

30,000 Shares

Class A Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$0
Legal fees and expenses	20,000
Accounting fees and expenses	100,000
Printing and miscellaneous fees and expenses	2,000

Total	$122,000

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, as amended (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, we are required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board of directors.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The form of Underwriting Agreement for any offering of securities hereby will provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement for any offering of securities.(1)

2.2	Agreement and Plan of Merger, dated as of May 11, 2018, by and between Cadence Bancorporation and State Bank Financial Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Cadence Bancorporation, filed with the Securities and Exchange Commission on May 14, 2018).

3.1	Second Amended and Restated Certificate of Incorporation of Cadence Bancorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), filed with the Securities and Exchange Commission on March 17, 2017).

3.2	Amended and Restated Bylaws of Cadence Bancorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), filed with the Securities and Exchange Commission on March 17, 2017).

4.3	Form of common stock certificate of Cadence Bancorporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Cadence Bancorporation (Registration No. 333-216809), filed with the Securities and Exchange Commission on March 17, 2017).

4.4	Form of Warrant to Purchase Common Stock of State Bank Financial Corporation.

4.5	Form of Warrant to Purchase Common Stock of State Bank and Trust Company.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to validity of the securities being registered.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of KPMG LLP.

24.1	Powers of attorney (incorporated by reference to the signature page to the Form S-4 filed on June 13, 2018).

(1)	To be filed, if necessary, as an exhibit to a document to be incorporated by reference in this Registration Statement.

(b)	Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on January 2, 2019.

CADENCE BANCORPORATION

By:	/s/ Paul B. Murphy, Jr.
Name:	Paul B. Murphy, Jr.
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

BY:	/s/ Paul B. Murphy, Jr. Paul B. Murphy, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	January 2, 2019

BY:	* Valerie C. Toalson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 2, 2019

BY:	* William B. Harrison, Jr.	Director	January 2, 2019

BY:	* Robert K. Steel	Director	January 2, 2019

BY:	* J. Richard Fredericks	Director	January 2, 2019

BY:	* Scott M. Stuart	Director	January 2, 2019

BY:	* Marc J. Shapiro	Director	January 2, 2019

*

Jerry W. Powell, by signing his name hereto, does hereby sign this Post-Effective Amendment to the Registration Statement on behalf of the officers and directors of the registrant above in front of whose name asterisks appear, pursuant to powers of attorney duly executed by such officers and directors and filed with the U.S. Securities and Exchange Commission.

By:	/s/ Jerry W. Powell
Jerry W. Powell
Attorney-in-Fact